UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: October 5, 2005


                                   AT&T CORP.
               (Exact Name of Registrant as Specified in Charter)

                                    New York

                 (State or Other Jurisdiction of Incorporation)

                                1-1105 13-4924710
           (Commission File Number) (IRS Employer Identification No.)


                        One AT&T Way
                    Bedminster, New Jersey            07921
               (Address of Principal Executive      (Zip Code)
                Offices)


       Registrant's telephone number, including area code: (908) 221-2000

                                 Not Applicable

          (Former Name or Former Address, If Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01. Entry into a Material Definitive Agreement

     On October 5, 2005, AT&T Corp. ("AT&T") entered into a $500 million 364-Day Revolving Credit Facility Agreement (the "Agreement") with a group of financial institutions, including J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Bookrunners. A copy of the Agreement is attached to this Form 8-K as Exhibit 10(i)(38). The Agreement replaces the $1 billion 364-Day Revolving Credit
Facility Agreement dated as of October 6, 2004 among AT&T and a group of financial institutions.

Item 9.01.  Financial Statements and Exhibits

     The following exhibit is filed as part of this Report:

(c) Exhibits

Exhibit No.     Description

10(i)38 364-Day Revolving Credit Facility Agreement among AT&T Corp. and a group of financial institutions, including J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Bookrunners.




                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  AT&T CORP.




                                  /s/   Robert S. Feit
                                  ----------------------------------
                                  By:   Robert S. Feit
                                        Vice President - Law and Secretary

October 6, 2005


EXHIBIT INDEX

Exhibit No.                Description

10(i)38 364-Day Revolving Credit Facility Agreement among AT&T Corp. and a group of financial institutions, including J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Bookrunners.